Exhibit 99.1
FOR IMMEDIATE RELEASE

SLEEP NUMBER ANNOUNCES FIRST QUARTER 2024 RESULTS

•Net sales of $470 million; adjusted EBITDA of $37 million slightly ahead of expectations
•Reduced operating expenses by $24 million year-over-year (before restructuring costs) and remain on track to deliver $40 million to $45 million of operating expense reductions for the year
•Free cash flow increased $21 million compared with the prior year’s first quarter
•Reiterate full-year 2024 adjusted EBITDA outlook of $125 million to $145 million

MINNEAPOLIS – (April 24, 2024) – Sleep Number Corporation (Nasdaq: SNBR) today reported results for the quarter ended March 30, 2024.

“Our actions to increase operating model efficiencies drove first quarter adjusted EBITDA and gross margin rate ahead of our expectations. We also generated a significant year-over-year increase in free cash flow, as planned, and continue to prioritize paying down debt and reducing leverage,” said Shelly Ibach, Chair, President and CEO. “As we build a more durable operating model and as demand for our category improves from recessionary levels, we expect to capitalize on our significant opportunity as a sleep wellness technology company.”

First Quarter Overview
•Net sales of $470 million declined 11% versus the prior year, including approximately four percentage points of pressure from year-over-year order backlog changes
•Gross margin of 58.7% compared with 58.9% last year; the first quarter gross margin rate represented a significant sequential improvement from the back-half of the prior year
•Operating expenses were reduced by $24 million to $260 million (before restructuring charges) compared with $284 million last year
•Adjusted EBITDA of $37 million compared to $49 million last year, as ongoing cost reduction actions partially offset the year-over-year net sales decline

Cash Flows and Liquidity Review
•Net cash provided by operating activities of $34 million in the first quarter, compared with $19 million for the same period last year
•Free cash flow of $24 million in the first quarter, compared with $3 million for the same period last year
•Leverage ratio of 4.2x EBITDAR at the end of the first quarter versus covenant maximum of 5.0x

Financial Outlook
The company reiterates its outlook for 2024 adjusted EBITDA of $125 million to $145 million. We continue to expect a mid-single digit net sales decline for the year on a low-single digit demand decline. The company expects approximately 100 basis points of gross margin rate improvement and $14 million of restructuring charges for the year. The company expects to generate $60 million to $80 million of free cash flow with capital expenditures of $30 million.

Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To access the webcast, please visit the investor relations area of the Sleep Number website at https://ir.sleepnumber.com. The webcast replay will remain available for approximately 60 days.

Sleep Number Announces First-quarter 2024 Results - Page 2 of 10
About Sleep Number Corporation
Sleep Number is a wellness technology company. We are guided by our purpose to improve the health and wellbeing of society through higher quality sleep; to date, our innovations have improved over 15 million lives. Our wellness technology platform helps solve sleep problems, whether it’s providing individualized temperature control for each sleeper through our Climate360® smart bed or applying our nearly 26 billion hours of longitudinal sleep data and expertise to research with global institutions.

Our smart bed ecosystem drives best-in-class engagement through dynamic, adjustable, and effortless sleep with personalized digital sleep and health insights; our millions of Smart Sleepers are loyal brand advocates. And our 4,000 mission-driven team members passionately innovate to drive value creation through our vertically integrated business model, including our exclusive direct-to-consumer selling in over 650 stores and online.

To learn more about life-changing, individualized sleep, visit a Sleep Number® store near you, our newsroom and investor relations sites, or SleepNumber.com.

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance, such as the statement that the company is building a more durable business model as the bedding industry demand environment improves from recessionary levels and the company’s financial outlook, including the company’s expected adjusted EBITDA, in 2024 and future capital expenditures and operating expenses, are forward-looking statements subject to certain risks and uncertainties including, among others, changes in economic conditions and consumer sentiment and related impacts on discretionary consumer spending; increases in interest rates, which have increased the cost of servicing our indebtedness; availability of attractive and cost-effective consumer credit options; ability to achieve savings and efficiencies from cost savings plans related to operating model transformation and to avoid unexpected adverse effects; dependence on, and ability to maintain working relationships with key suppliers and third parties; fluctuations in commodity costs or third-party delivery or logistics costs and other inflationary pressures; risks inherent in global-sourcing activities, including tariffs, foreign regulation, geo-political turmoil, war, pandemics, labor challenges, foreign currency fluctuations, inflation, and climate or other disasters, and resulting supply shortages and production and delivery delays and disruptions; operating with minimal levels of inventory, which may leave us vulnerable to supply shortages; the effectiveness of our marketing strategy and promotional efforts; the execution of our Total Retail distribution strategy; ability to achieve and maintain high levels of product quality and to improve and expand the product line; ability to protect our technology, trademarks, and brand and the adequacy of our intellectual property rights; ability to effectively compete; risks of disruption in the operation of our facilities and operations, including manufacturing, assembly, distribution, logistics, field services, home delivery, headquarters, product development, retail or customer service operations; ability to comply with existing and changing government regulations and laws; pending or unforeseen litigation and the potential for associated adverse publicity; the adequacy of the company’s and third-party information systems and costs and disruptions related to upgrading or maintaining these systems; our ability to identify and withstand cyber threats that could compromise the security of our systems, result in a data breach or business disruption; risks associated with advancements in or adoption of artificial intelligence technologies; our ability, and the ability of our suppliers and vendors, to attract, retain and motivate qualified and effective personnel; the volatility of Sleep Number stock, our removal from various stock indices, and the potential negative effects of shareholder activism or of changes in coverage by securities analysts; environmental, social and governance risks, including increasing regulation and stakeholder expectations; and our ability to adapt to climate change and readiness for legal or regulatory responses thereto. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K and other periodic reports. We have no obligation to publicly update or revise any of these forward-looking statements.

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com
Media Contact: Julie Elepano; (414) 732-9840; julie.elepano@sleepnumber.com

Sleep Number Announces First-quarter 2024 Results - Page 3 of 10

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	March 30, 2024	% of Net Sales	April 1, 2023	% of Net Sales
Net sales	$470,449	100.0%	$526,527	100.0%
Cost of sales	194,275	41.3%	216,262	41.1%
Gross profit	276,174	58.7%	310,265	58.9%
Operating expenses:
Sales and marketing	208,512	44.3%	230,488	43.8%
General and administrative	39,079	8.3%	39,401	7.5%
Research and development	12,441	2.6%	14,443	2.7%
Restructuring costs	10,600	2.3%	—	—%
Total operating expenses	270,632	57.5%	284,332	54.0%
Operating income	5,542	1.2%	25,933	4.9%
Interest expense, net	12,299	2.6%	9,102	1.7%
(Loss) income before income taxes	(6,757)	(1.4%)	16,831	3.2%
Income tax expense	725	0.2%	5,366	1.0%
Net (loss) income	$(7,482)	(1.6%)	$11,465	2.2%

Net (loss) income per share – basic	$(0.33)		$0.51

Net (loss) income per share – diluted	$(0.33)		$0.51

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	22,506		22,296
Dilutive effect of stock-based awards	—		287
Diluted weighted-average shares outstanding	22,506		22,583

For the three months ended March 30, 2024, potentially dilutive stock-based awards have been excluded from the calculation of diluted weighted-average shares outstanding, as their inclusion would have had an anti-dilutive effect on our net loss per diluted share.

Sleep Number Announces First-quarter 2024 Results - Page 4 of 10
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited – in thousands, except per share amounts)
subject to reclassification

	March 30, 2024	December 30, 2023
Assets
Current assets:
Cash and cash equivalents	$2,068	$2,539
Accounts receivable, net of allowances of $1,090 and $1,437, respectively	21,833	26,859
Inventories	100,904	115,433
Prepaid expenses	20,655	16,660
Other current assets	35,589	44,637
Total current assets	181,049	206,128
Non-current assets:
Property and equipment, net	167,037	179,503
Operating lease right-of-use assets	387,942	395,411
Goodwill and intangible assets, net	66,579	66,634
Deferred income taxes	21,181	20,253
Other non-current assets	84,685	82,951
Total assets	$908,473	$950,880
Liabilities and Shareholders’ Deficit
Current liabilities:
Borrowings under revolving credit facility	$523,500	$539,500
Accounts payable	125,304	135,901
Customer prepayments	50,262	49,143
Accrued sales returns	22,415	22,402
Compensation and benefits	28,296	28,273
Taxes and withholding	16,661	17,134
Operating lease liabilities	81,300	81,760
Other current liabilities	58,454	61,958
Total current liabilities	906,192	936,071
Non-current liabilities:
Operating lease liabilities	343,447	351,394
Other non-current liabilities	104,697	105,343
Total non-current liabilities	448,144	456,737
Total liabilities	1,354,336	1,392,808
Shareholders’ deficit:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 22,326 and 22,235 shares issued and outstanding, respectively	223	222
Additional paid-in capital	20,262	16,716
Accumulated deficit	(466,348)	(458,866)
Total shareholders’ deficit	(445,863)	(441,928)
Total liabilities and shareholders’ deficit	$908,473	$950,880

Sleep Number Announces First-quarter 2024 Results - Page 5 of 10
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)
subject to reclassification

	Three Months Ended
	March 30, 2024	April 1, 2023
Cash flows from operating activities:
Net (loss) income	$(7,482)	$11,465
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,487	18,218
Stock-based compensation	4,117	4,639
Net loss on disposals and impairments of assets	2,500	12
Deferred income taxes	(928)	(3,252)
Changes in operating assets and liabilities:
Accounts receivable	5,026	2,717
Inventories	14,529	(2,747)
Income taxes	1,587	8,736
Prepaid expenses and other assets	5,473	(11,056)
Accounts payable	(2,765)	(574)
Customer prepayments	1,119	(4,639)
Accrued compensation and benefits	30	(593)
Other taxes and withholding	(2,060)	(711)
Other accruals and liabilities	(4,888)	(3,634)
Net cash provided by operating activities	33,745	18,581

Cash flows from investing activities:
Purchases of property and equipment	(9,308)	(15,556)
Issuance of notes receivable	(2,942)	—
Net cash used in investing activities	(12,250)	(15,556)

Cash flows from financing activities:
Net decrease in short-term borrowings	(21,396)	(384)
Repurchases of common stock	(570)	(3,363)
Proceeds from issuance of common stock	—	389
Net cash used in financing activities	(21,966)	(3,358)

Net decrease in cash and cash equivalents	(471)	(333)
Cash and cash equivalents, at beginning of period	2,539	1,792
Cash and cash equivalents, at end of period	$2,068	$1,459

Sleep Number Announces First-quarter 2024 Results - Page 6 of 10
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended
	March 30, 2024	April 1, 2023
Percent of sales:
Retail stores	88.2%	87.1%
Online, phone, chat and other	11.8%	12.9%
Total Company	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	(10%)	1%
Online, phone and chat	(19%)	(18%)
Total Retail comparable sales change	(11%)	(2%)
Net opened/closed stores and other	0%	2%
Total Company	(11%)	0%

Stores open:
Beginning of period	672	670
Opened	6	12
Closed	(17)	(11)
End of period	661	671

Other metrics:
Average sales per store ($ in 000's) [1]	$2,786	$3,239
Average sales per square foot [1]	$903	$1,060
Stores > $2 million net sales [2]	63%	75%
Stores > $3 million net sales [2]	23%	36%
Average revenue per smart bed unit [3]	$5,765	$5,848

1 Trailing twelve months Total Retail comparable sales per store open at least one year.
2 Trailing twelve months for stores open at least one year (excludes online, phone and chat sales).
3 Represents Total Retail (stores, online, phone and chat) net sales divided by Total Retail smart bed units.

Sleep Number Announces First-quarter 2024 Results - Page 7 of 10
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation, restructuring costs and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing Twelve Months Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023
Net (loss) income	$(7,482)	$11,465	$(34,234)	$46,001
Income tax expense (benefit)	725	5,366	(9,107)	17,437
Interest expense	12,299	9,102	45,892	25,960
Depreciation and amortization	17,145	17,991	71,633	68,934
Stock-based compensation	4,117	4,639	14,333	13,729
Restructuring costs [1]	10,600	—	26,328	—
Asset impairments	—	12	660	204
Adjusted EBITDA	$37,404	$48,575	$115,505	$172,265

1 Represents costs related to business restructuring actions initiated in the fourth quarter of fiscal 2023.

Free Cash Flow
(in thousands)

	Three Months Ended		Trailing Twelve Months Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023
Net cash provided by operating activities	$33,745	$18,581	$6,136	$30,161
Subtract: Purchases of property and equipment	9,308	15,556	50,808	65,406
Free cash flow	$24,437	$3,025	$(44,672)	$(35,245)

Note - Our Adjusted EBITDA calculations and Free Cash Flow data are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces First-quarter 2024 Results - Page 8 of 10
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Calculation of Net Leverage Ratio under Revolving Credit Facility
(in thousands)

Our calculation of Net Leverage Ratio under Revolving Credit Facility was changed effective with the amendment of our credit facility on November 2, 2023. Prior to the amendment, the calculation included capitalized operating lease obligations based on a multiple of six times annual rent expense. The amendment replaced this line item with operating lease liabilities included in our financial statements under ASC 842. The calculations in accordance with the November 2, 2023 amendment are presented below. The prior year is presented in conformity with the November 2, 2023 amendment.

	Trailing Twelve Months Ended
	March 30, 2024	April 1, 2023
Borrowings under revolving credit facility	$523,500	$470,600
Outstanding letters of credit	7,147	7,147
Finance lease obligations	300	392
Consolidated funded indebtedness	$530,947	$478,139
Operating lease liabilities [1]	424,746	436,939
Total debt including operating lease liabilities (a)	$955,693	$915,078

Adjusted EBITDA (see above)	$115,505	$172,265
Consolidated rent expense	112,233	111,593
Consolidated EBITDAR (b)	$227,738	$283,858
Net Leverage Ratio under revolving credit facility (a divided by b)	4.2 to 1.0	3.2 to 1.0
1Reflects operating lease liabilities included in our financial statements under ASC 842. The prior period has been updated to reflect this calculation.

Note - Our Net Leverage Ratio under Revolving Credit Facility, Adjusted EBITDA and EBITDAR calculations are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces First-quarter 2024 Results - Page 9 of 10
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (Adjusted ROIC)
(in thousands)

Adjusted ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our adjusted invested capital. Management believes Adjusted ROIC is also a useful metric for investors and financial analysts. We compute Adjusted ROIC as outlined below. Our definition and calculation of Adjusted ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile adjusted net operating profit after taxes (Adjusted NOPAT) and total adjusted invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing Twelve Months Ended
	March 30, 2024	April 1, 2023
Adjusted net operating profit after taxes (Adjusted NOPAT)
Operating income	$2,550	$89,398
Add: Operating lease interest [1]	27,882	26,487
Less: Income taxes [2]	(7,479)	(29,674)
Adjusted NOPAT	$22,953	$86,211

Average adjusted invested capital
Total deficit	$(445,863)	$(425,047)
Add: Long-term debt [3]	523,800	470,991
Add: Operating lease liabilities [4]	424,746	436,939
Total adjusted invested capital at end of period	$502,683	$482,883

Average adjusted invested capital [5]	$505,498	$423,287

Adjusted ROIC [6]	4.5%	20.4%

1	Represents the interest expense component of lease expense included in our financial statements under ASC 842, Leases.
2	Reflects annual effective income tax rates, before discrete adjustments, of 24.6% and 25.6% for March 30, 2024 and April 1, 2023, respectively.
3	Long-term debt includes existing finance lease liabilities.
4	Reflects operating lease liabilities included in our financial statements under ASC 842.
5	Average adjusted invested capital represents the average of the last five fiscal quarters' ending adjusted invested capital balances.
6	Adjusted ROIC equals Adjusted NOPAT divided by average adjusted invested capital.

Note - the Company's adjusted ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts. The Company updated its Adjusted ROIC calculation effective beginning with the reporting period ended December 31, 2022, to reflect adjustments consistent with ASC 842.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces First-quarter 2024 Results - Page 10 of 10
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Reported to Adjusted Statements of Operations Data Reconciliation
(in thousands, except per share amounts)

	Three Months Ended
	March 30, 2024			April 1, 2023

	As Reported	Restructuring Costs [1,2]	As Adjusted	As Reported
Operating income	$5,542	$10,600	$16,142	$25,933
Interest expense, net	12,299	—	12,299	9,102
(Loss) income before income taxes	(6,757)	10,600	3,843	16,831
Income tax expense	725	2,512	3,237	5,366
Net (loss) income	$(7,482)	$8,088	$606	$11,465

Net (loss) income per share:
Basic	$(0.33)	$0.36	$0.03	$0.51
Diluted	$(0.33)	$0.36	$0.03	$0.51

Basic Shares	22,506	22,506	22,506	22,296
Diluted Shares	22,506	22,506	22,506	22,583

1 Represents costs related to business restructuring actions initiated in the fourth quarter of fiscal 2023.
2 The income tax expense is calculated using the estimated U.S. federal and state statutory tax rate of 23.7%.

Note - Our "as adjusted" data is considered a non-GAAP financial measure and is not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates year-over-year comparisons for investors and financial analysts.

GAAP - generally accepted accounting principles